EXHIBIT 12



                             CARTER HOLDINGS, INC.



               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES



                             (DOLLARS IN THOUSANDS)


                                                THE COMPANY                                           PREDECESSOR
                      ----------------------------------------------------------------  ---------------------------------------
                            THREE MONTHS ENDED                      OCTOBER 30, 1996    DECEMBER 31, 1995      FISCAL YEAR
                      ------------------------------  FISCAL YEAR  (INCEPTION) THROUGH       THROUGH       --------------------
                      APRIL 4, 1998  MARCH 29, 1997      1997       DECEMBER 28, 1996   OCTOBER 29, 1996     1995       1994
                      -------------  ---------------  -----------  -------------------  -----------------  ---------  ---------

Earnings:
  Income (loss)
    before income
    taxes and
    extraordinary
    item............    $  (3,872)      $  (3,671)     $   2,845        $      51           $   1,507      $  13,254  $  12,388
  Add, Fixed
    charges,
    below...........        6,265           5,849         24,944            3,781              10,709         11,592      9,663
                      -------------       -------     -----------          ------             -------      ---------  ---------
  Earnings, as
    defined(A)......    $   2,393       $   2,178      $  27,789        $   3,832           $  12,216      $  24,846  $  22,051
                      -------------       -------     -----------          ------             -------      ---------  ---------
                      -------------       -------     -----------          ------             -------      ---------  ---------

Fixed Charges:
  Interest expense,
    including
    amortization of
    deferred debt
    issuance
    costs...........    $   5,132       $   4,681      $  20,246        $   3,065           $   7,075      $   7,849  $   6,445

  Portion of rental
    expense
    representing
    interest........        1,133           1,168          4,698              716               3,634          3,743      3,218
                      -------------       -------     -----------          ------             -------      ---------  ---------
  Fixed charges, as
    defined(B)......    $   6,265       $   5,849      $  24,944        $   3,781           $  10,709      $  11,592  $   9,663
                      -------------       -------     -----------          ------             -------      ---------  ---------
                      -------------       -------     -----------          ------             -------      ---------  ---------

Ratio of Earnings to
  Fixed Charges
  (A/B).............       --              --                1.1x             1.0x                1.1x           2.1x       2.3x
                      -------------       -------     -----------          ------             -------      ---------  ---------
                      -------------       -------     -----------          ------             -------      ---------  ---------


                        1993
                      ---------
Earnings:
  Income (loss)
    before income
    taxes and
    extraordinary
    item............  $   6,830
  Add, Fixed
    charges,
    below...........      8,594
                      ---------
  Earnings, as
    defined(A)......  $  15,424
                      ---------
                      ---------
Fixed Charges:
  Interest expense,
    including
    amortization of
    deferred debt
    issuance
    costs...........  $   5,957
  Portion of rental
    expense
    representing
    interest........      2,637
                      ---------
  Fixed charges, as
    defined(B)......  $   8,594
                      ---------
                      ---------
Ratio of Earnings to
  Fixed Charges
  (A/B).............        1.8x
                      ---------
                      ---------



-- Note: Earnings were insufficient to cover fixed charges by approximately $3.9 million and $3.7 million for the three-month periods ended April 4, 1998 and March 29, 1997, respectively.